SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):           April 24, 2006
KIRKLAND’S, INC.
(Exact Name of Issuer as Specified in Charter)

Tennessee	000-49885	62-1287151
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or		Identification Number)
Organization)
805 North Parkway
Jackson, Tennessee 38305
(Address of Principal Executive Offices)
(731) 668-2444
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01 Changes in Registrant’s Certifying Accountant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Ex-16.1 Letter Regarding Change in Certifiying Accountant

Item 4.01 Changes in Registrant’s Certifying Accountant
On April 24, 2006, Kirkland’s, Inc. (the “Company”) dismissed PricewaterhouseCoopers (“PwC”) as its independent registered public accounting firm and engaged Ernst & Young LLP (“E&Y”) as the new independent registered public accounting firm. The decision to change independent registered public accounting firms was approved by the Audit Committee of the Company’s Board of Directors.
The reports of PwC on the Company’s financial statements as of and for the years ended January 29, 2005 and January 28, 2006 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended January 29, 2005 and January 28, 2006 and through April 24, 2006, there were 1) no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statements for such years, and 2) no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). The Company has requested that PwC furnish it with a letter addressed to the SEC stating whether or not PwC agrees with the above statements. A copy of such letter dated April 24, 2006 from PwC is being filed as Exhibit 16.1 to this Form 8-K.
During the fiscal years ended January 29, 2005 and January 28, 2006 and through April 24, 2006, the Company did not consult with E&Y or any other independent accounting firm regarding either 1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or 2) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
16.1	Letter Regarding Change in Certifying Accountant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland’s, Inc.
	By:	/s/ Robert E. Alderson
Date: April 24, 2006		Robert E. Alderson
Chief Executive Officer